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FOR IMMEDIATE RELEASE

AEP ANNOUNCES EXECUTIVE LEADERSHIP CHANGES

COLUMBUS, Ohio, Sept. 22, 2009 – American Electric Power (NYSE: AEP) has made the following executive leadership changes, effective Oct. 1.
Brian X. Tierney, 42, has been named executive vice president and chief financial officer. Tierney previously served as executive vice president – AEP Utilities East, responsible for the distribution, customer service, and financial performance of AEP’s utility operating companies in the states of Indiana, Kentucky, Michigan, Ohio, Tennessee, Virginia, and West Virginia.
Venita McCellon-Allen, 49, will replace Tierney as executive vice president – AEP Utilities East. She previously served as executive vice president – AEP Utilities West, responsible for distribution and customer service operations in the states of Arkansas, Louisiana, Oklahoma and Texas.
Charles Patton, 50, will replace McCellon-Allen as executive vice president – AEP Utilities West. He previously served as senior vice president – Regulatory & Public Policy.
“The changes announced today provide an opportunity for members of our senior executive team to broaden their experience and responsibilities, which serves as an important component of our executive succession planning,” said Michael G. Morris, AEP’s chairman, president and chief executive officer.
“Brian has gained important experience in utility operations while heading our eastern utilities, but he also has extensive financial experience from his years in our successful Commercial Operations group,” Morris said. “This background makes him well-suited to assume the role of chief financial officer and the important responsibilities that accompany the position.
“Venita has a strong utility background with our western operations, so the move to head our eastern operations is an opportunity for her to broaden her experience,” Morris said. “Charles was president of AEP Texas before moving to his regulatory and policy position. This promotion increases his areas of responsibility.”
Tierney replaces Holly Koeppel, who served as AEP’s chief financial officer since Sept. 1, 2006. Koeppel will continue with AEP as an executive vice president through the fourth quarter for financial reporting continuity and to assist Tierney during the transition.
“Holly guided the company with steady hands through very difficult financial times, ensuring our financial stability when credit markets collapsed and the economy weakened,” Morris said. “She was the driving force behind our extraordinarily successful equity offering earlier this year that positioned us to benefit as the economy rebounds. She has been a tremendous asset for AEP, and I know she will have continued success with her next career move.”
Changes announced today, along with earlier changes that positioned Robert P. Powers as president – AEP Utilities and Nicholas Akins as executive vice president – Generation, provide AEP with a talented executive pool to be considered in succession planning, Morris said. Morris has indicated that he will retire in November 2011.
Tierney has served as executive vice president – AEP Utilities East since Jan. 1, 2008. He was previously senior vice president of Commercial Operations, where he was responsible for AEP’s energy trading and marketing activities, as well as market operations and dispatch of the company’s 38,000-megawatt generation fleet. Tierney joined AEP in 1998 and has held a number of management positions with responsibilities for pricing energy transactions, market operations, and trading and marketing. Prior to joining AEP, Tierney worked for a subsidiary of Enron Corp., where he was an electricity trader, traded coal and priced energy transactions. Before entering the energy industry, Tierney served as a United States Peace Corps Volunteer in the Republic of the Philippines and worked in the consumer products industry. Tierney has a Bachelor of Arts degree in history from Boston College and a Master’s of Business Administration with concentrations in finance and accounting from the University of Chicago.
McCellon-Allen served as executive vice president – AEP Utilities West since July 1, 2008. She was previously president and chief operating officer of Southwestern Electric Power Co. From 2004 to 2006, she was senior vice president - Shared Services, responsible for human resources, information technology and telecommunications, procurement and supply chain services, corporate services and enterprise security. Prior to that, she was senior vice president for human resources for Baylor Health Care System in Dallas. A 17-year veteran of Central and South West Corp. (CSW), McCellon-Allen held leadership roles at CSW in operations, customer service, strategic planning and human resources. McCellon-Allen earned a bachelor’s degree in journalism from Texas A&M University. She also is a graduate of the University of Chicago’s Executive Development Program and the Young Managers Program at the University of Virginia’s Darden School of Business.
Patton served as senior vice president – Regulatory and Public Policy since July 1, 2008. From 2004 to 2008, Patton was president and chief operating officer for AEP Texas. Prior to this, he was state president – Texas. From 2002 to 2004, Patton was vice president of governmental affairs. He joined CSW in 1995 to become director of state government affairs for the CSW system. Prior to joining CSW, Patton spent nearly 11 years in the energy and telecommunications business with Houston Industries/Houston Lighting & Power. Patton received a bachelor’s degree from Bowdoin College in Brunswick, Maine, and a master’s degree from the LBJ School of Public Policy at the University of Texas in Austin. He completed, with honors, special undergraduate programs relating to urban planning and government at Boston University, Harvard University and American University.
 American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are canceled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth or contraction in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impacting AEP’s ability to refinance existing debt at attractive rates; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading markets; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of the recently passed utility law in Ohio and the allocation of costs within regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.